STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (this "Agreement") is entered into by and between Waldrop Enterprises, Inc., a California corporation ("Pledgor") and The Phillip Lee Bonnell 2004 Trust dated July 31, 2004 ("Pledgee"), effective as of January 1, 2005 (the "Effective Date").

RECITALS

As of the Effective Date, Pledgor has purchased 3,990 shares of the stock of Netword Publishing, Inc., a California corporation ("Company"), represented by Company's Stock Certificate No. 6 (hereinafter collectively referred to as the "Shares"), for a total purchase price of $460,000.00, pursuant to that certain Stock Purchase Agreement of even date herewith (the "Acquisition Agreement").

The Shares were purchased with funds loaned to Pledgor by Pledgee, which loan was evidenced by a Secured Promissory Note of even date herewith in the amount of $451,106.91 executed by Pledgor in favor of Pledgee (the "Note").

In further consideration of and concurrently with the execution of the Acquisition Agreement, the Note and this Agreement, Pledgor and Pledgee have entered into an Exclusive License Agreement dated as of January 1, 2005 (with Company as an additional party) (the "License Agreement") and a Shareholders Agreement dated as of January 1, 2005 (the "Shareholders Agreement) (together with a Secured Promissory Note dated as of January 1, 2005 in the amount of $89,520.32 executed by Pledgor in favor of Company [the "Shareholders Agreement Note"]) and Company and Phil Bonnell have entered into an Employment Agreement dated as of January 1, 2005 (the "Employment Agreement").

Conditions precedent to Pledgee's agreement to loan the foregoing funds to Pledgor pursuant to the Acquisition Agreement and the Note and Pledgee's agreement to enter into the License Agreement and the Shareholders Agreement, were that Pledgor's obligations under the Acquisition Agreement, the Note, the License Agreement, the Shareholders Agreement and the Shareholders Agreement Note would be secured by the pledge of all of the Shares to Pledgee, all in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

AGREEMENT

1. Grant of Security Interest. Concurrently with its execution of this Agreement, Pledgor shall deliver to Pledgee the Stock Certificate representing the Shares, together with stock powers covering the Shares duly executed in blank in form and substance satisfactory to Pledgee and its counsel. As collateral security for the performance of all of its obligations under this Agreement and the Acquisition Agreement, the Note, the License Agreement, the Shareholders Agreement and the Shareholders Agreement Note (including any extensions or renewals thereof or hereof), Pledgor hereby pledges and grants to Pledgee a possessory security interest in the Shares, together with any stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends, dividends paid in stock, new securities, or other property to which Pledgor is or may hereafter become entitled to receive on account of the Shares or any other collateral hereunder, and in the event that Pledgor receives any such property, Pledgor will immediately deliver it to Pledgee to be held by Pledgee hereunder in the same manner as the Shares originally delivered hereunder or, in the case of cash, to be applied to the indebtedness secured hereunder. The Shares, together with all other monies or properties now or hereafter delivered or required to be delivered to Pledgee hereunder, are hereinafter collectively called the "Collateral."

2. Pledgee's Rights. At any time, without notice, and at the expense of Pledgor, Pledgee in Pledgee's name or in the name of Pledgor may, but shall not be obligated to: (a) collect by legal proceedings or otherwise, endorse, receive, and receipt for all dividends, interest, principal payments, and other sums now or hereafter payable upon or on account of the Collateral; (b) make any compromise or settlement Pledgee deems desirable or proper with reference to the Collateral; (c) insure, process, and preserve the Collateral; (d) participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger, or liquidation of any issuer of securities which constitute Collateral, and in connection therewith may deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as Pledgee deems proper in connection therewith, and any other money or property received in exchange for the Collateral shall be applied to the indebtedness secured hereunder or held by Pledgee thereafter as Collateral pursuant to the provisions hereof; (e) cause Collateral to be transferred to Pledgee's name or to the name of Pledgee's nominee; and (f) except as provided in Section 3 below, exercise as to the Collateral all the rights, powers, and remedies of an owner necessary to exercise Pledgee's rights under this Section 2.

3. Voting Rights. So long as there shall not have occurred an Event of Default hereunder, Pledgor shall have the right to vote (or direct the voting of) any of the Shares or other Collateral held by Pledgee hereunder.

4. Taxes and Assessments. Pledgor agrees to pay prior to delinquency all taxes, charges, liens, and assessments against the Collateral, and upon the failure of Pledgor to do so, Pledgee at Pledgee's option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. All advances, charges, costs, and expenses, including reasonable attorneys' fees, incurred or paid by Pledgee in exercising any right, power, or remedy conferred by this Agreement or in the enforcement thereof, shall become a part of the indebtedness secured hereunder and shall be paid to Pledgee by Pledgor immediately and without demand, with interest thereon at the rate specified in the Note.

5. Shareholders Agreement. Pledgor and Pledgee acknowledge and agree that in the event of any conflict between the provisions of this Agreement and the provisions of the Shareholders Agreement, the provisions of this Agreement shall prevail and be controlling. Subject to the foregoing, the rights and remedies of Pledgee hereunder shall be cumulative of and in addition to any rights the Company, Pledgee, Pledgor or any other shareholder of the Company may have under the Shareholders Agreement.

6. Representations, Covenants and Warranties. Pledgor hereby represents, covenants and warrants to Pledgee as follows:

(A) Pledgor currently holds title to the Shares free and clear of all liens, claims, security interests, and encumbrances of any kind or nature except the security interest granted pursuant to the terms of this Agreement and the provisions of the Shareholders Agreement.

(B) Until such time as all obligations of Pledgor secured hereunder shall have been satisfied in full, Pledgor will keep the Collateral free from all liens, claims, security interests, and encumbrances of any kind or nature except the security interest granted pursuant to the terms of this Agreement and the provisions of the Shareholders Agreement, and will not sell, contract for sale, or otherwise dispose of any of the Collateral or any interest or rights relating thereto.

7. Default. The occurrence of any one or more of the following events shall be a default hereunder (each, an "Event of Default"): (A) Any failure to pay any principal, interest or other amount when due under the Note (without setoff, adjustment, counterclaim, withholding, reduction or defense of any kind), which failure continues for three (3) business days after written notice of such failure has been given to Pledgor; (B) any failure to pay any principal, interest or other amount when due under the Shareholders Agreement Note (without setoff, adjustment, counterclaim, withholding, reduction or defense of any kind), which failure continues for three (3) business days after written notice of such failure has been given to Pledgor; (C) any failure to pay or cause to be paid any royalties, consulting compensation or other amounts when due under the License Agreement (without setoff, adjustment, counterclaim, withholding, reduction or defense of any kind), which failure continues for fifteen (15) days after written notice of such failure has been given to Pledgor; (D) any failure by Pledgor to fully or timely comply with any of the other terms or conditions of the Note, this Agreement, the Acquisition Agreement, the Shareholders Agreement, the Shareholders Agreement Note or the License Agreement, which failure continues for fifteen (15) days after written notice of such failure has been given to Pledgor; (E) the commencement of any proceeding or the taking of any act by or against any of Pledgor or Pledgor's parent, subsidiary or affiliated entities (collectively, the "Pledgor Group") for any relief under bankruptcy, reorganization, insolvency or similar laws for the protection of debtors, or for the appointment of a receiver of the business or assets of any of the Pledgor Group; (F) any of the Pledgor Group makes an assignment for the benefit of creditors, or is generally not paying (or admits an inability to pay) debts as such debts become due, or ceases business operations or is dissolved; or (G) any attachment, execution or other process shall be levied against any of the Collateral.

8. Pledgee's Remedies After Default. Anything to the contrary herein notwithstanding, upon the occurrence of any Event of Default, Pledgee may, in its sole and absolute discretion, and without necessity of demand or notice, do any one or more of the following:

(A) Pledgee may exercise any of the remedies available to Pledgee under this Agreement or under the Note, the Acquisition Agreement, the License Agreement, the Shareholders Agreement, the Shareholders Agreement Note, or applicable law.

(B) Pledgee may sell, assign and deliver or otherwise dispose the whole or any part of the Collateral at public or private sale in order to satisfy any part of the obligations of Pledgor now existing or hereinafter arising under this Agreement or under the Note, the Acquisition Agreement, the License Agreement, the Shareholders Agreement, or the Shareholders Agreement Note, in accordance with the provisions and procedures set forth in the California Uniform Commercial Code. In connection with any such sale, Pledgee or its assigns may purchase all or any part of the Collateral.

(C) Pledgee may retain all the Collateral in full satisfaction of Pledgor's obligations under the Note in accordance with the provisions and procedures set forth in the California Uniform Commercial Code.

(D) Pledgee may exercise any rights, options, or remedies available to Pledgee under the Shareholders Agreement and/or permit the Company or any other shareholders of the Company to exercise any rights, options, or remedies available to them under the Shareholders Agreement.

(E) Pledgee may exercise any other right or remedy available to Pledgee under the California Uniform Commercial Code or any other applicable law.

Pledgor shall, upon Pledgee's request, fully cooperate with Pledgee in connection with the disposition of any and all of the Collateral, including without limitation, signing and delivering any documents which Pledgee shall reasonably request to permit disposition of the Collateral.

9. Recourse Obligation. Pledgor waives any right to require Pledgee to proceed against or exhaust any Collateral or pursue any other remedy in Pledgee's power whatsoever. Pledgor hereby expressly agrees that recourse may be had against Pledgor personally for all of the indebtedness secured hereby, including any deficiency remaining after sale or disposition of the Collateral by Pledgee pursuant to the terms hereof.

10. Transfer of Indebtedness. Upon the transfer of all or any part of the indebtedness of Pledgor secured hereby, Pledgee may transfer all or any part of the Collateral, and Pledgee shall be fully discharged thereafter from all liability and responsibility in respect of all such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Pledgee hereunder with respect to such Collateral so transferred; but with respect to any Collateral not so transferred, Pledgee shall retain all rights and powers hereby given.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt through personal delivery, overnight courier, facsimile transmission, or U.S. first class mail, return receipt request, to the parties at the following addresses and facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

If to Pledgor:     If to Pledgee:
Waldrop Enterprises, Inc.    The Phillip Lee Bonnell 2004 Trust
95 Argonaut, Suite 240    c/o Carlsmith Ball LLP
Aliso Viejo, CA 92656    444 South Flower St., 9th Floor
Attention: President and General Counsel  Los Angeles, CA 90071
Facsimile: (949) 716-0858    Attention: Steve Bradford
        Facsimile: (213) 623-0032

12. Miscellaneous.

(A) Any waiver, express or implied, of any provision hereunder and any delay or failure by Pledgee to enforce any provision shall not preclude Pledgee from enforcing any such provision thereafter.

(B) Pledgor shall, at the request of Pledgee, execute such other agreements, documents, or instruments in connection with this Agreement as Pledgee may reasonably deem necessary.

(C) This Agreement shall be governed and construed in accordance with the laws of the State of California (but without regard to California principles of conflict of laws). The parties hereto consent to the personal and subject matter jurisdiction of the Courts of the State of California and consent to venue, for all purposes, to be held in and for the County of Los Angeles.
(D) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(E) All terms not defined herein are used as set forth in the California Uniform Commercial Code.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Pledge Agreement as of the Effective Date.

"PLEDGOR"

WALDROP ENTERPRISES, INC.

By:_____________________________
William H. Waldrop, President

By:_____________________________
Joseph Wade Mezey, Secretary

"PLEDGEE"
THE PHILLIP LEE BONNELL 2004
TRUST DATED JULY 31, 2004

By:_____________________________
Phillip Lee Bonnell, Trustee